                                               Filed Pursuant to Rule 424 (b)(3)
                                                      Registration No. 333-50026
                                   7.50% Convertible Subordinated Notes due 2007
                                                           CUSIP No. 019496 AB 4


                     ALLIED RISER COMMUNICATIONS CORPORATION

                   PROSPECTUS SUPPLEMENT DATED AUGUST 1, 2001
                      TO PROSPECTUS DATED DECEMBER 15, 2000


         The selling security holders table on page 16 of the prospectus is hereby amended to update the information regarding the following entities in the prospectus and their respective amounts of 7.50% convertible subordinated notes due 2007.


                                                           CONVERTIBLE NOTES                          COMMON STOCK
                                               ---------------------------------------        ------------------------------
                                               PRINCIPAL AMOUNT        PRINCIPAL AMOUNT
                                                OF CONVERTIBLE          OF CONVERTIBLE         NUMBER OF          NUMBER OF
       NAME OF SELLING SECURITY HOLDER            NOTES OWNED            NOTES OFFERED        SHARES OWNED     SHARES OFFERED
       -------------------------------         ----------------        ----------------       ------------     --------------
McMahan Securities Co. L.P.                    $   25,000.00           $     25,000.00              0               0
Leonardo L.P.                                  $4,000,000.00           $  4,000,000.00              0               0